                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported):  November 12, 2001



                            ViroPharma Incorporated
                            -----------------------
                (Exact name of issuer as specified in charter)



             DELAWARE                      0-021699            23-2789550
    (State or Other Jurisdiction          (Commission       (I.R.S. Employer
  of Incorporation or Organization)       file number)        Identification
                                                                 Number)


                            405 EAGLEVIEW BOULEVARD
                          EXTON, PENNSYLVANIA  19341
                   (Address of principal executive offices)


                                (610) 458-7300
             (Registrant's telephone number, including area code)

Item 5 - Other Events.

     As is more fully described in the attached press release that is incorporated herein by reference, on November 12, 2001, ViroPharma Incorporated (the "Company") and Wyeth-Ayerst Laboratories, the pharmaceutical division of American Home Products Corporation, announced an update regarding their collaboration to develop treatments for hepatitis C.

     This report, including the press release attached hereto, contains forward-looking statements, including statements relating to ViroPharma's efforts to develop product candidates for the treatment of hepatitis C, ViroPharma's plans for advancing hepatitis C product candidates into clinical trials and the availability of new technologies that may assist ViroPharma's hepatitis C discovery and development efforts. The discovery, preclinical development and clinical development of investigational pharmaceutical products are subject to risks and uncertainties. There can be no assurance that appropriate HCV product development candidates can be identified, that planned clinical studies can be initiated in accordance with ViroPharma's anticipated schedule or at all, that ViroPharma will be able to acquire additional technology to assist its HCV discovery and development efforts or that such technology will be effective in providing such assistance. These factors, and other factors that could cause future results to differ materially from the expectations expressed in this report, including the press release attached hereto, include, but are not limited to, those described in ViroPharma's most recent Registration Statement on Form S-3 filed with the Securities and Exchange Commission. The forward-looking statements contained in this report, including the press release attached hereto, may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.



Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     Exhibit No.    Description
     -----------    -----------

       99           ViroPharma Incorporated Press Release dated November 12,
                    2001

                                  Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                      ViroPharma Incorporated


Date: November 12, 2001                    By: /s/ Michel de Rosen
                                               -------------------
                                           Michel de Rosen
                                           President and Chief Executive Officer

                               Index to Exhibits

Exhibit No.    Description
-----------    -----------

   99          ViroPharma Incorporated Press Release dated November 12, 2001